SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2006

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2006, Dr. Laura Berman, President of Berman Center, Inc. (the “Company”), agreed to forego payment of her salary for an indefinite period of time pursuant to Section 3(a) of her employment agreement, as amended. In addition, Samuel Chapman, Chief Executive Officer of the Company, who does not currently have an employment agreement with the Company, agreed to forego his salary for an indefinite period of time. Dr. Berman and Mr. Chapman met with the Board of Directors on August 14, 2006 and all agreed that it was in the best interest of the Company to forego their salaries, effective immediately. The salaries of Dr. Berman and Mr. Chapman may be reinstituted upon action of the Company’s Board of Directors at any time in the future.

Item 9.01. Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1
Employment Agreement dated June 16, 2005 by and among the Registrant and Dr. Laura A.C. Berman (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.1(a)
Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 29, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	BERMAN CENTER, INC.

By: /s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1
Employment Agreement dated June 16, 2005 by and among the Registrant and Dr. Laura A.C. Berman (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.1(a)
Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 29, 2006).